                                                                   EXHIBIT 99.1










                           MAXICARE HEALTH PLANS, INC.

                                  COMMON STOCK
                               PURCHASE AGREEMENT


                                October 17, 2000

                                                 TABLE OF CONTENTS

                                                                                                               Page


         SECTION 1.        AUTHORIZATION OF SALE OF THE SHARES..................................................-1-

         SECTION 2.        AGREEMENT TO SELL AND PURCHASE THE SHARES............................................-1-
                  2.1      Sale of Shares.......................................................................-1-
                  2.2      Acceptance of Proposed Purchase of Shares............................................-1-

         SECTION 3.        CLOSING AND DELIVERY.................................................................-1-
                  3.1      Closing..............................................................................-1-
                  3.2      Delivery of the Shares at the Closing................................................-2-

         SECTION 4.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.............................-2-
                  4.1      Organization and Standing............................................................-2-
                  4.2      Corporate Power; Authorization.......................................................-2-
                  4.3      Issuance and Delivery of the Shares..................................................-3-
                  4.4      Offering Memorandum; Additional Disclosure Documents; Financial
                           Statements...........................................................................-3-
                  4.5      Intellectual Property................................................................-4-
                  4.6      Capitalization.......................................................................-4-
                  4.7      Litigation...........................................................................-5-
                  4.8      No Defaults..........................................................................-5-
                  4.9      Governmental Consents................................................................-5-
                  4.10     Taxes................................................................................-5-
                  4.11     Insurance............................................................................-5-
                  4.12     Investment Company...................................................................-6-
                  4.13     Listing; Maintenance of Listing......................................................-6-
                  4.14     No Registration......................................................................-6-
                  4.15     Subsidiaries.........................................................................-6-
                  4.16     Material Adverse Effect.   ..........................................................-6-

         SECTION 5.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER...........................-6-

         SECTION 6.        CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING...................................-9-
                  6.1      Representations and Warranties Correct...............................................-9-
                  6.2      No General Solicitation; Blue Sky....................................................-9-

         SECTION 7.        CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING.



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

                  7.1      Registration Statement Effective.....................................................-9-
                  7.2      Representations and Warranties Correct...............................................-9-
                  7.3      Legal Opinions......................................................................-10-
                  7.4      Material Adverse Effect. .  ........................................................-10-
                  7.5       Equity Financings..................................................................-10-

         SECTION 8.        REGISTRATION OF THE SHARES; COMPLIANCE WITH  THE SECURITIES ACT.....................-10-
                  8.1      Registration Procedures and Expenses................................................-10-
                  8.2      Transfer of Shares..................................................................-12-
                  8.3      Indemnification.....................................................................-12-
                  8.4      Termination of Conditions and Obligations...........................................-13-
                  8.5      Changes in Purchaser Information....................................................-14-

         SECTION 9.        MISCELLANEOUS.......................................................................-14-
                  9.1      Waivers and Amendments..............................................................-14-
                  9.2      Headings............................................................................-14-
                  9.3      Broker's Fee........................................................................-14-
                  9.4      Severability........................................................................-14-
                  9.5      Notices.............................................................................-14-
                  9.6      Governing Law.......................................................................-15-
                  9.7      No Joint Liability.  ...............................................................-15-
                  9.8      Counterparts........................................................................-15-
                  9.9      Survival of Representations, Warranties and Agreements, Definition of "Knowledge"...-15-
                  9.10     Successors and Assigns..............................................................-15-
                  9.11     Entire Agreement....................................................................-16-
                  9.12     Payment of Fees and Expenses........................................................-16-
                  9.13     Confidentiality.....................................................................-16-


                                      -ii-


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                                  ATTACHMENTS:



Exhibit A         Offering Memorandum
Exhibit B         Form of Legal Opinion of Jeffer, Mangels, Butler & Marmaro LLP
Exhibit C         Form of Legal Opinion of Alan Bloom, general counsel to
                  the Company
Exhibit D         Press Releases

Schedule 4.3
Schedule 4.4(c)
Schedule 4.6

Appendix I        Stock Certificate Questionnaire
Appendix II       Registration Statement Questionnaire

                         COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of October 17, 2000 (the "EFFECTIVE DATE"), by and among Maxicare Health Plans, Inc., a Delaware corporation with its principal place of business at 1149 South Broadway, Suite 910, Los Angeles, California 90015 (the "COMPANY") and the purchaser signatory hereto (the "PURCHASER").

                                    AGREEMENT

     In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

     SECTION 1. AUTHORIZATION OF SALE OF THE SHARES. Subject to the terms and conditions of this Agreement, the Company has, or before the Closing (as defined below) will have, authorized the sale and issuance of ________________ shares of its common stock (the "COMMON STOCK") to the Purchaser. The shares of Common Stock sold hereunder shall be referred to herein as the "SHARES."

     SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SHARES.

     2.1 SALE OF SHARES. At the Closing (as defined in Section 3.1 hereof), the Company shall sell, and the Purchaser shall purchase, at a purchase price of One Dollar ($1.00) per Share and for an aggregate purchase price of ___________________ Dollars ($________), the Shares.

     2.2 ACCEPTANCE OF PROPOSED PURCHASE OF SHARES. The Company shall have no obligation hereunder with respect to the Purchaser until the Company shall execute and deliver to the Purchaser an executed copy of this Agreement. If this Agreement is not executed and delivered by the Company or the sale of Shares contemplated hereby is terminated by the Company, this Agreement shall be of no further force and effect.

     SECTION 3. CLOSING AND DELIVERY.

     3.1 CLOSING. The closing of the purchase and sale of the Shares pursuant to this Agreement (the "CLOSING") shall be held as soon as practicable after the effectiveness of the Registration Statement (as defined and set forth in Section 8.1(a) hereof), to be filed with the Securities and Exchange Commission (the "SEC"), and the satisfaction or waiver of all other conditions to Closing set forth in Sections 6 and 7 hereof, at 10:00 a.m. (Pacific Time) at the offices of Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, CA 90067, or on such other date and place as may be agreed to by the Company and the Purchaser. The Company shall give at least three (3) business days prior written notice to the Purchaser, in a manner provided for in Section
9.5 hereof, of the date, time and location of the

Closing. At or prior to the Closing, the Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the "CLOSING DATE").

     3.2 DELIVERY OF THE SHARES AT THE CLOSING. At the Closing, the Company shall deliver to the Purchaser one or more stock certificate(s) registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the Shares to be purchased by the Purchaser at the Closing against payment of the purchase price for the Shares by wire transfer of immediately available funds. The name(s) in which the stock certificates are to be issued to the Purchaser are set forth in the Stock Certificate Questionnaire in the form attached hereto as APPENDIX I, as completed by the Purchaser.

     SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     The representations and warranties of the Company are qualified in their entirety by the information and statements contained in (i) the Offering Memorandum, dated September, 2000 attached as EXHIBIT A hereto (together with the attachments thereto, the " OFFERING MEMORANDUM"), (ii) the Rights Prospectus dated September 14, 2000, forming part of the Registration Statement on Form S-2 (SEC File No. 333-41510) originally filed with the SEC on or about July 14, 2000 (together with any amendments thereto, the "RIGHTS REGISTRATION STATEMENT"), or
(iii) the documents incorporated by reference into the Rights Prospectus, which, together with the Proxy Statement dated August 31, 2000 and the press releases attached hereto as EXHIBIT D shall be hereafter referred to as the "ADDITIONAL DISCLOSURE DOCUMENTS". Subject to the foregoing, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchaser as follows:

     4.1 ORGANIZATION AND STANDING. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted.

     4.2 CORPORATE POWER; AUTHORIZATION. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Shares and carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights, (b) as limited by equitable principles generally, whether such enforceability is considered in a proceeding in equity or at law, and (c) as rights to indemnity or contribution hereunder may be limited by federal or state securities laws or principles of public policy. Except as would not individually or in the aggregate have a material adverse effect on, or result in a material adverse change in, the business, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or render this Agreement, or any portion hereof, invalid or unenforceable or impair in any material respect the ability of the Company to perform fully its obligations hereunder (any of the foregoing shall be referred to herein as a "MATERIAL ADVERSE EFFECT"), the execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any statute, law, rule or regulation applicable to the Company, (iii) any state or federal order, judgment or decree applicable to the Company, or (iv) any indenture, mortgage, lease or other agreement or instrument to which the Company or any of its properties is subject.

     4.3 ISSUANCE AND DELIVERY OF THE SHARES. The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Rights Prospectus. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the shareholders of the Company or its subsidiaries or any liens or encumbrances. Except as otherwise set forth in SCHEDULE 4.3 attached hereto, no holder of any of the Company's securities has been granted any registration rights other than the registration rights set forth herein.

     4.4 OFFERING MEMORANDUM; ADDITIONAL DISCLOSURE DOCUMENTS; FINANCIAL STATEMENTS.

          (A) Each complete or partial statement or report included as part of the Offering Memorandum under Tabs (iii) - (v) is a true and complete copy of or excerpt from such document as filed by the Company with the SEC. The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), during the twelve (12) months preceding the date of this Agreement. The Company satisfies the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") with respect to any registration of the Shares for resale by the holders thereof.

          (B) As of their respective filing dates (or, if amended, when amended), the Additional Disclosure Documents complied in all material respects with the requirements of the Exchange Act and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent that information contained in any such document has been revised or superseded by a later filed SEC Document. The Offering Memorandum, when taken together as a whole with the Additional Disclosure Documents, did not contain any untrue statement of fact or omit to state facts required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (C) The financial statements of the Company and its subsidiaries included or incorporated by reference in the Offering Memorandum under Tabs
(iii) - (v) (the "Financial Statements") comply in all respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and fairly present the financial position of the Company and its subsidiaries at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of the unaudited statements having been prepared in accordance with GAAP for interim financial information including normal recurring adjustments). Except as set forth in SCHEDULE 4.4(C), since the date of the Financial Statements, there has been no material commitment of the Company or any of its subsidiaries which is not reflected in the Financial Statements except commitments made in the ordinary course of business.

     4.5 INTELLECTUAL PROPERTY. Each of the Company and its subsidiaries owns or, to the Company's knowledge, possesses adequate rights to use all material patents, patent rights, inventions, trade secrets and know-how described or referred to in the Offering Memorandum as owned or used by it or that are necessary for the conduct of its business as presently conducted and as described in the Offering Memorandum. Each of the Company and its subsidiaries has not received any notice of, nor has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trade secret or know how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     4.6 CAPITALIZATION. The Company has authorized and, as of the date of the Rights Prospectus, had outstanding capital stock as set forth in the Rights Prospectus under the heading "Description of Securities to Be Registered." Except as set forth in SCHEDULE 4.6, there have been no changes in the outstanding capital stock of the Company since that date except for issuances of Common Stock and warrants to purchase shares of Common Stock contemplated by the Rights Prospectus, grants of options pursuant to option plans described in the Additional Disclosure Documents and shares of Common Stock sold pursuant to the Rights Offering (the "RIGHTS OFFERING") described in the Rights Prospectus and to the extent that certain outstanding options, convertible securities and warrants may have been exercised. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with Federal, state and other applicable laws and were issued without violation of any preemptive, co-sale or other right. Except as otherwise disclosed in the Offering Memorandum and the Additional Disclosure Documents or as set forth on Schedule 4.6 attached hereto, there are no outstanding options, warrant, agreement or other right calling for the issuance or redemption of, and there is no commitment, plan or arrangement to issue or redeem, any securities of the Company. The Company owns, beneficially and of record, all of the securities of each of its subsidiaries. Except as set forth in Schedule 4.6 to this Agreement, neither the Company nor any of its subsidiaries has any binding agreement with respect to the acquisition or purchase of the securities of or owned by any person or entity or the acquisition of the business, assets or liabilities of any person or entity, and neither the Company nor any of its subsidiaries has any agreement or understanding with respect to the disposition or sale of their business, assets or property other than in the ordinary course of their business.

     4.7 LITIGATION. Except as disclosed in the Additional Disclosure Documents, there is no pending or, to the Company's knowledge, threatened action, suit or other proceeding to which the Company or its subsidiaries is a party or to which its property or assets are subject which would have a Material Adverse Effect; and no labor disturbance by the employees of the Company or any subsidiary exists or is imminent which would have a Material Adverse Effect.

     4.8 NO DEFAULTS. Neither the Company nor any of its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or any organizational documents, or is in breach with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound which violation, default or breach would have a Material Adverse Effect; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

     4.9 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement ("CONSENTS") except for (a) such Consents which are not material,
(b) compliance with the securities and blue sky laws in the states and other jurisdictions in which Shares are offered and/or sold, which compliance will be effected in accordance with such laws, and (c) the filing and effectiveness of a Registration Statement and any amendments thereto with the SEC as contemplated by Section 8.1 hereof. To the Company's knowledge, the Company and its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including but not limited to, all applicable local, state and federal environmental laws and regulations, except where the failure to so comply would not have a Material Adverse Effect.

     4.10 TAXES. Each of the Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon except for such taxes as are being contested in good faith, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which would have a Material Adverse Effect.

     4.11 INSURANCE. The Company and its subsidiaries maintain property, general liability, directors and officers and errors and omissions insurance policies of the types and in the amounts generally deemed adequate for its business covering all risks customarily insured against, all of which insurance is in full force and effect.

     4.12 INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.13 LISTING; MAINTENANCE OF LISTING. The Common Stock is traded on The Nasdaq National Market (the "NATIONAL MARKET"). For so long as the Company is obligated to keep in effect the Registration Statement provided under Section 8 hereof, the Company shall use commercially reasonable efforts to maintain its listing on the National Market or a national securities exchange, as defined in the Exchange Act.

     4.14 NO REGISTRATION. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchaser in
Section 5 hereof and other purchasers of shares pursuant to the Offering Memorandum (the "OTHER PURCHASERS"), no registration of the shares under the Securities Act is required in connection with the sale of the shares to the Purchaser and the Other Purchasers as contemplated by this Agreement and the similar agreements with the Other Purchasers.

     4.15 SUBSIDIARIES. All of the issued and outstanding securities of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with Federal, state and other applicable laws and were issued without violation of any preemptive, co-sale or other right.

     4.16 MATERIAL ADVERSE EFFECT. There has not been, since the date of the Offering Memorandum, any change or any development involving or which may reasonably be expected to involve a change in the condition (financial or other), business, operations, prospects, properties, or results of operations of the Company or its subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

     5.1 The Purchaser represents and warrants to and covenants with the Company that:

          (A) Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company. Purchaser has had the opportunity to meet with representatives of the Company in order to ask questions regarding the Company and the terms of this Agreement, and Purchaser has requested, received, reviewed and considered all information Purchaser deems relevant (including the Offering Memorandum) in making an informed decision to purchase the Shares.

          (B) Purchaser is purchasing the Shares in the ordinary course of its business for its own account for investment only and with no present intention of distributing the Shares or any arrangement or understanding with any other persons regarding the distribution of the Shares.

          (C) Purchaser shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

          (D) Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Questionnaire, attached hereto as APPENDIXES I and II, respectively, in connection with the transactions contemplated by this Agreement as well as for use in preparation of the Registration Statement to be filed by the Company, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and the effective date of the applicable Registration Statement (provided that Purchaser shall be entitled to update such information by providing notice thereof to the Company prior to the effective date of such Registration Statement).

          (E) Purchaser has, in connection with its decision to purchase the Shares, relied with respect to the Company and its affairs solely upon the Offering Memorandum, the Additional Disclosure Documents and the representations and warranties of the Company contained herein.

          (F) Purchaser is an "accredited investor" within the meaning of Rule 501 (a) (1), (2) or (3) of Regulation D promulgated under the Securities Act or a "Qualified Institutional Buyer" within the meaning of Rule144A promulgated under the Securities Act.

          (G) Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by Purchaser, this Agreement shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

          (H) Purchaser is not, as of the date hereof, beneficially holding 5% or more of the Company's outstanding Common Stock (which for the purpose of this paragraph shall mean 40, 650, 365 shares) and its investment pursuant to this Agreement will not increase the Purchaser's beneficial ownership of the Company's Common Stock (which for the purpose of this paragraph shall mean 40, 650, 365 shares) to 5% or more. Purchaser is aware that the

Company's Certificate of Incorporation contains certain prohibitions regarding Purchaser's acquisition or ownership of more than 5% of the Company's Common Stock.

     5.2 Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, including the loss of Purchaser's entire investment. The Shares were not offered or sold to Purchaser by any form of general solicitation or advertising.

     5.3 Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged prior to the Effective Date and, prior to the effectiveness of the Registration Statement, shall neither engage in any short sales of Common Stock nor sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Common Stock of the Company (collectively, a "Disposition") in violation of the Securities Act; nor will the Purchaser engage in any Disposition in violation of the Securities Act as long as any shares included in the Registration Statement remain unsold.

     5.4 Purchaser understands that nothing in the Offering Memorandum, this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

     5.5 Purchaser understands that each of the representations and warranties of Purchaser may be relied upon by the Company in connection with the preparation and filing of the Registration Statement (as defined in Section 8.1 below).

     5.6 Purchaser understands that: (a) the Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement; (b) the Company shall provide stop transfer instructions to its transfer agent with respect to the Shares in order to enforce the restrictions contained in this Section 5.5 and to confirm that Purchaser has complied with its obligations contained in
Section 8.2 hereof, and (c) to the extent not covered by an effective registration statement under the Securities Act, each certificate representing Shares shall be in the name of Purchaser and shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY ONLY BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF BY AN INVESTOR IF SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND

          REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY DETERMINES THAT EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE."

     SECTION 6. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligations to complete the sale and issuance of the Shares and to deliver Shares to the Purchaser shall be subject to the following conditions (to the extent not waived by the Company):

     6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date and the obligations of the Purchaser which are to be performed or complied with on or prior to the Closing Date, have been so performed or complied with.

     6.2 NO GENERAL SOLICITATION; BLUE SKY. The Company shall have received such assurances as it may reasonably request from Imperial Capital, LLC (the "PLACEMENT AGENT") that the Shares were not offered or sold by any form of general solicitation or advertising and a list from the Placement Agent of states where Shares are being sold.

     This Agreement may be terminated by the Company if the Closing has not transpired by the 75th day after the Effective Date for reasons other than a breach of this Agreement by the Company.

     SECTION 7. CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING. The Purchaser's obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions (to the extent not waived by the Purchaser):

     7.1 REGISTRATION STATEMENT EFFECTIVE. The Registration Statement required pursuant to Section 8 hereof shall have become effective within 60 days after the Effective Date and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the SEC.

     7.2 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made and as of the Closing Date and the obligations of the Company which are to be performed or complied with on or prior to the Closing Date have been so performed or complied with, and the Purchaser shall have received a certificate signed by the chief executive officer and chief financial officer of the Company, or such other officers of the Company, as agreed upon by the parties hereto, that each of such representations and warranties, as appropriate, is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and that the Company has performed and complied with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

     7.3 LEGAL OPINIONS. The Purchaser shall have received an opinion letter from each of (i) Jeffer, Mangels, Butler & Marmaro LLP, counsel to the Company, addressed to the Purchaser, dated as of the Closing Date, covering the matters set forth in EXHIBIT B attached hereto, subject to customary assumptions and qualifications and (ii) Alan Bloom, general counsel to the Company, addressed to the Purchaser, dated as of the Closing Date, covering the matters set forth in EXHIBIT C attached hereto, subject to customary assumptions and qualifications.

     7.4 MATERIAL ADVERSE EFFECT. There shall not have been, since the date of the Offering Memorandum, a change in the business, properties, operations, condition (financial or other) or results of operations of the Company or its subsidiaries, that could reasonably be expected to have a Material Adverse Effect.

     7.5 EQUITY FINANCINGS. Including the proceeds from the sale of Shares pursuant to this Agreement, the Company shall have received a minimum of $24,000,000 in equity financing since September 30, 2000.

     This Agreement may be terminated by the Purchaser if the Closing has not transpired by the 75th day after the Effective Date for reasons other than a breach of this Agreement by the Purchaser.

     SECTION 8. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

     8.1 REGISTRATION PROCEDURES AND EXPENSES. The Company is obligated to do the following:

          (A) As soon as practicable following the Effective Date and in any event no later than five (5) business days following the Effective Date, the Company shall prepare and file with the SEC one or more registration statements on Form S-3 pursuant to Rule 415 of the Securities Act in order to register with the SEC the continuous resale by the Purchaser, from time to time, of the Shares through the National Market or the facilities of any national securities exchange on which Common Stock is then traded, or in privately-negotiated transactions (a "REGISTRATION STATEMENT"). The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon thereafter as reasonably possible.

          (B) The Company shall prepare and file with the SEC (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, and (ii) such other filings required by the SEC, in each case as may be necessary to keep the

Registration Statement continuously effective and not misleading until the earlier of (A) the second anniversary date of the Closing, or (B) such date as all of the Shares have been resold.

          (C) In order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser, the Company shall furnish to the Purchaser with respect to the Shares registered under the Registration Statement such number of copies of prospectuses, prospectus supplements and preliminary prospectuses as such Purchaser reasonably requests in conformity with the requirements of the Securities Act.

          (D) The Company shall file any documents reasonably required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

          (E) The Company shall bear all expenses (exclusive of any brokerage fees, underwriting discounts and commissions) in connection with the procedures in paragraphs (a) through (d) of this Section 8.1.

          (F) With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act ("RULE 144") and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Shares to the public without registration or pursuant to registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Shares,
(A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, and (B) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration under the Securities Act.

          (G) The Purchaser acknowledges that there may occasionally be times when the Company determines the use of the prospectus forming a part of the Registration Statement (the "PROSPECTUS") should be suspended until such time as an amendment or supplement to the Registration statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Purchaser, suspend the use of the Prospectus for two 30-day periods in any 365-day period based on the reasonable determination of the Company's

Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the SEC or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential. The Company shall use its reasonable best efforts to minimize the length of the suspension period.

     8.2 TRANSFER OF SHARES. Purchaser agrees not to effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act, except:

          (A) pursuant to the Registration Statement, in which case the Purchaser shall submit the certificates evidencing the Shares to the Company's transfer agent [together with a representation that it delivered a copy of the Prospectus (comprising part of the Registration Statement) to the buyer or the buyer's representative]; or

          (B) in a transaction exempt from registration under the Securities Act, in which case the Purchaser shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.

     8.3 INDEMNIFICATION. As used in this Section 8.3 the following terms shall have the following respective meanings:

          (A) "REGISTRATION STATEMENT" shall mean the Registration Statement referred to in Section 8.1 hereof, including any exhibit and amendment thereto, and any preliminary or final prospectus, and any supplement thereto; and

          (B) "UNTRUE STATEMENT" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The Company agrees to indemnify and hold harmless the Purchaser (i) in respect of the Shares purchased pursuant to this Agreement, from and against any losses, claims, damages or liabilities to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any Untrue Statement, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and
(ii) in respect to any legal, administrative or other proceedings brought by any third party arising out of the transactions contemplated by this Agreement, and based upon any actual or alleged wrongdoing or violation of or attributable to the Company, in each case, the Company shall reimburse as incurred such Purchaser for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to such Purchaser in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement.

     The Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement contained in the Registration Statement if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser shall reimburse as incurred the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity by a Purchaser under this Section 8.3 exceed the gross proceeds received by such Purchaser from the sale of Shares covered by such Registration Statement.

     Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof-, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for each indemnified party, it being understood that the Company shall not be responsible for the fees and expenses of more than one counsel for the Purchaser and the Other Purchasers as a group, unless the Purchaser and any Other Purchasers can not be represented by the same counsel because of a conflict of interest.

     8.4 TERMINATION OF CONDITIONS AND OBLIGATIONS. The conditions precedent imposed by Section 5.5 hereof or this Section 8 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     8.5 CHANGES IN PURCHASER INFORMATION. Purchaser agrees to promptly notify the Company of any changes in the information set forth in the Registration Statement regarding Purchaser or such Purchaser's plan of distribution set forth in such Registration Statement.

     SECTION 9. MISCELLANEOUS.

     9.1 WAIVERS AND AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and Purchaser.

     9.2 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     9.3 BROKER'S FEE. The Company and Purchaser hereby represent that, except for amounts to be paid to the Placement Agent by the Company as described in
Section 9.11 hereof, there are no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

     9.4 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     9.5 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

                  (A)      if to the Company, to:

                           Maxicare Health Plans, Inc.
                           1149 South Broadway, Suite 910
                           Los Angeles, California 90015
                           Telephone: (213) 765- 2101
                           Telecopier: (213) 765-2122

                           Attention: Paul R. Dupee, Chairman and CEO

                           with a copy so mailed to:

                           Jeffer, Mangels, Butler & Marmaro LLP
                           2121 Avenue of the Stars, 10th Floor
                           Los Angeles, California 90067
                           Telephone: (310) 785-5359
                           Telecopier: (310) 203-0567
                           Attention: Barry L. Burten, Esq


or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

          (B) if to the Purchaser, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

     9.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed entirely in California by California residents, without regard to conflicts of law principles.

     9.7 NO JOINT LIABILITY. The obligations of the Purchaser hereunder is several and are not joint with any Other Purchasers.

     9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     9.9 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, DEFINITION OF "KNOWLEDGE". Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares and the payment therefor; provided, however, that (x) the representations and warranties of the Company contained in
Section 4.4 (b) and (c), 4.5, 4.7 - 4.13, 4.15 and 4.16 shall not survive the Closing Date and (y) all other representations and warranties of the Company shall survive for a period of two years after the Closing Date. Any claim of a breach of representation or warranty made prior to the end of the applicable survival period which has not been finally resolved before the expiration of such period shall survive and remain a basis for such claim until finally resolved. References in this Agreement to the Company's knowledge shall mean the knowledge, including the constructive knowledge, of Paul R. Dupee, Chief Executive Officer; Susan M. Blais,

Executive Vice President; Richard A. Link, Chief Operating and Chief Financial Officer, and Alan D. Bloom, General Counsel. Nothing herein shall limit or adversely affect Purchaser's rights under applicable law.

     9.10 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Neither the terms "successors" nor "assigns" as used herein shall include any entity or person who purchases Shares from the Purchaser after the Closing Date.

     9.11 ENTIRE AGREEMENT. This Agreement and other documents delivered pursuant hereto, including the exhibits and appendices, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     9.12 PAYMENT OF FEES AND EXPENSES. Each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby (the "OFFERING"); provided, however, that the Company shall bear the costs described in Section
8.1 (e) and shall reimburse the Placement Agent for certain fees and expenses incurred by the Placement Agent in connection with the Offering, as set forth in the Offering Memorandum with the Placement Agent. Purchaser acknowledges that the Placement Agent will receive a commission in the amount described in the engagement letter and hereby authorizes the Placement Agent to deduct the amount of such commission from the gross proceeds payable to the Company from the sale of the Shares hereunder. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     9.13 CONFIDENTIALITY. Purchaser acknowledges and agrees that any information or data it has acquired from the Company, not otherwise properly in the public domain, was received in confidence. Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



                                       The "COMPANY"

                                       MAXICARE HEALTH PLANS, INC.

                                       By:

                                       Name:
                                             ----------------------------------

                                       Title:
                                             ----------------------------------

                                     "PURCHASER"

                                     Purchase Name:________________________

                                     By: __________________________________

                                     Name:_________________________________

                                     Title:________________________________

                                     Address:     _________________________

                                                  _________________________

                                                  _________________________

                                     Facsimile:____________________________

                     SUMMARY INSTRUCTION SHEET FOR PURCHASER
                   (TO BE READ IN CONJUNCTION WITH THE ENTIRE
                        COMMON STOCK PURCHASE AGREEMENT)

1. Complete the following items on the Common Stock Purchase Agreement (the "Purchase Agreement"), copies of which are attached hereto for your convenience:

         A.       Signature Page.

         B.       APPENDIX I - Stock Certificate Questionnaire:

                  Provide the information requested by the Stock Certificate Questionnaire.

         C.       APPENDIX II - Registration Statement Questionnaire:

                  Provide the information requested by the Registration Statement Questionnaire.

         D. Return the properly completed and signed Agreement including the properly completed and signed Appendixes I and II to:

                            Imperial Capital, LLC
                            150 South Rodeo Drive, Suite 100
                            Beverly Hills, CA 90212
                            Facsimile: (310) 777-3000
                            Attention: Allen H. Stern

                  PLEASE RETURN THE COMPLETED AND SIGNED PURCHASE AGREEMENT BY FACSIMILE WITH ALL OF THE ORIGINAL DOCUMENTS FOLLOWING BY OVERNIGHT COURIER OR MAIL.

2. Instructions regarding the transfer of funds for the purchase of Shares will be sent separately.

3. Upon the resale of the Shares by the Purchaser after the Registration Statement covering the Shares is effective as described in the Purchase Agreement, the Purchaser must deliver a current prospectus to the buyer.

                                                                     APPENDIX I


                           MAXICARE HEALTH PLANS, INC.
                         STOCK CERTIFICATE QUESTIONNAIRE

         Pursuant to Section 3 of the Purchase Agreement, please provide us with the following information:


a.         The exact name that your Shares are to be registered in
           (this is the name that will appear on your stock
           certificate(s)). You may use a nominee name if
           appropriate:
                                                        _______________________

b.         The relationship between the Purchaser of the Shares
           and the Registered Holder listed in response to item a
           above:
                                                        ________________________

c.         The mailing address and facsimile number of the
           Registered Holder listed in response to item a above:
                                                        _______________________

                                                        _______________________

                                                        _______________________

                                                        _______________________

                                                        Facsimile:_____________

d.         The Social Security Number or Tax Identification
           Number of the Registered Holder listed in the
           response to item a above:
                                                         _______________________

                                              Signature: _______________________

                                              Print Name:_______________________

                                              Title:     _______________________

                                                                    APPENDIX II

                           MAXICARE HEALTH PLANS, INC.
                      REGISTRATION STATEMENT QUESTIONNAIRE

         In connection with the preparation of the Registration Statement, please provide us with the following information:

         a. Please state your or your organization's name exactly as it should appear in the Registration Statement:

                  --------------------------------------------------

         b. Please provide the following information, as of October ____, 2000:


  Number of Shares that you are            Number of shares of Common Stock that
purchasing and seek to include in the      you already beneficially own or that
       Registration Statement:             you are purchasing and do NOT seek to
                                          include in the Registration Statement:


         c. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Proxy Statement in connection with the Company's 2000 Annual Meeting of Shareholders?

                   Yes _____            No _____

         If yes, please indicate the nature of any such
relationships:
               ---------------------------------------------------------------

------------------------------------------------------------------------------


         d. Please indicate by checking the appropriate box if you are either:

                  (i)   ____   an "accredited investor" within the meaning of
                               Rule 501 (a) (1), (2) or (3) of Regulation D promulgated under the Securities Act or

                  (ii)  ____   a "Qualified Institutional Buyer" within the
                               meaning of Rule 144A promulgated under the Securities Act.

                                           Signature:  ________________________

                                           Print Name: ________________________

                                           Title:

The information provided in paragraphs (a) - (c) constitutes the only information furnished to the Company for the purpose of Section 8.3(c) of the Purchase Agreement.